Exhibit (c)(5)

                     SCUDDER U.S. GOVERNMENT SECURITIES FUND

                             Redesignation of Class
                               The ("Instrument")


The undersigned, being at least a majority of the duly elected and qualified Trustees of Scudder U.S. Government Securities Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Article III, Section 1 of the Amended and Restated Agreement and Declaration of Trust, dated May 27, 1994, as amended (the "Declaration of Trust"), do hereby amend the Amended and Restated Written Instrument Establishing and Designating Classes of Shares of Beneficial Interest filed with the Secretary of the Commonwealth of Massachusetts as follows:

     1. The class presently designated as Class I shares is hereby redesignated as Institutional Class shares, and all other terms and conditions set forth in the Amended and Restated Written Instrument Establishing and Designating Classes of Shares of Beneficial Interest dated February 1, 2003 shall remain in effect.

The foregoing shall be effective upon the filing of this Instrument with the Secretary of the Commonwealth of Massachusetts.


         IN  WITNESS  WHEREOF,   the  undersigned  have  this  day  signed  this
Instrument.

/s/John W. Ballantine                       /s/Robert B. Hoffman
--------------------------------            ------------------------------------
John W. Ballantine, Trustee                 Robert B. Hoffman, Trustee

/s/Lewis A. Burnham                         /s/Shirley D. Peterson
--------------------------------            ------------------------------------
Lewis A. Burnham, Trustee                   Shirley D. Peterson, Trustee

/s/Donald L. Dunaway                        /s/Fred B. Renwick
--------------------------------            ------------------------------------
Donald L. Dunaway, Trustee                  Fred B. Renwick, Trustee

/s/James R. Edgar                           /s/William N. Shiebler
--------------------------------            ------------------------------------
James R. Edgar, Trustee                     William N. Shiebler, Trustee

/s/Paul K. Freeman                          /s/John G. Weithers
--------------------------------            ------------------------------------
Paul K. Freeman, Trustee                    John G. Weithers, Trustee


Dated:  July 21, 2004